EXHIBIT INDEX

Exhibit A: Attachment to item 77o:
           Transactions effected pursuant to Rule 10f-3
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Exhibit A:
Sub-Item 770:  Transactions effected pursuant to Rule 10f-3
10f-3 Transactions
 for the Period November 1, 1999 through April 30, 2000

INFORMATION PRESENTED IN THE FOLLOWING ORDER:
OFFERING
DATE
BROKER
PRICE


ST ASSEMBLY ADR
1/28/00
Salomon
$21.00

FLAG TELECOM
2/11/00
Salomon
$24.00

OCI COMM-PRIVATE PLACE
3/27/00
Griffiths McBurney
$18.00


INFORMATION IN FOLLOWING ORDER:
SHARES/PAR
% OF OFFERING
% OF ASSETS
SYNDICATE MEMBER

6,240
0.0408%
0.1797%
CS First Boston

43,200
0.1364%
0.8613%
CS First Boston

90,000
0.2432%
0.9471%
CS First Boston